Exhibit 10.10

Execution Version

ESCROW AGREEMENT

ESCROW AGREEMENT (the “Agreement”) executed this 12th day of March, 2018 (“Effective Date”) by and among LBM HOLDINGS LLC, a Pennsylvania limited liability company (“Secured Party”), THE EXONE COMPANY, a Delaware corporation (“ExOne”), and THE HUNTINGTON NATIONAL BANK, a national banking association, as escrow agent (“Escrow Agent”). Secured Party, Depositor and Escrow Agent are sometimes collectively referred to herein as, the “Parties.”

WHEREAS, Secured Party and ExOne seek to appoint Escrow Agent to receive and hold certain funds to be loaned by the Secured Party to ExOne pursuant to that certain Credit Agreement dated March 12, 2018 by and between Secured Party and ExOne (the “Credit Agreement”); and

WHEREAS, Escrow Agent has agreed to accept, hold and disburse, as applicable, the funds deposited with it and the earnings thereon, if any, in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the promises and of the mutual covenants contained herein, the Parties hereby agree as follows:

     1.APPOINTMENT OF ESCROW AGENT.  Secured Party and ExOne do hereby appoint Escrow Agent as escrow agent for the purposes described herein, and Escrow Agent does hereby accept the appointment as escrow agent and agrees to act in accordance with the terms and conditions described herein. Escrow Agent shall have all of the rights, powers, duties and obligations provided herein.

     2.ESCROW FUND. Simultaneously with the execution and delivery of this Agreement, Secured Party shall deliver and deposit with Escrow Agent, and Escrow Agent hereby acknowledges receipt of, the sum of $15,000,000 (the “Escrow Funds”) to be held in escrow by Escrow Agent and distributed pursuant to and strictly in accordance with the terms and conditions of this Agreement.  Escrow Agent shall promptly deposit, invest and reinvest, as applicable, the Escrow Funds and the proceeds thereof into an account (the “Escrow Account”) as provided in Section 3 herein below.  Escrow Agent shall release and disburse Escrow Funds only in accordance with the written instructions as set forth in “Exhibit A” hereto delivered by ExOne to the Escrow Agent (each, a “Loan Request”), or as otherwise expressly set forth in this Agreement.  Notwithstanding anything in this Agreement to the contrary, Escrow Agent will only release and disburse Escrow Funds which are Collected Funds (as defined below). For purposes of this Agreement, the term “Collected Funds” shall mean all funds received by Escrow Agent which have cleared normal banking channels and are considered to be good funds.  ExOne agrees to deliver a copy of each Loan Request to the Secured Party simultaneously with the delivery of such Loan Request to the Escrow Agent.  Any payments of principal made pursuant to Article 3 [Payments] of the Credit Agreement shall be made to the Escrow Agent as set forth in Section 3.1 of the Credit Agreement.  Upon receipt of any payments from the Borrower, the Escrow Agent shall deposit such principal amount into the Escrow Account and such amounts shall be deemed to be Escrow Funds.  With respect to any such payments received by Escrow Agent after ten

o’clock, a.m., Columbus, Ohio, time, Escrow Agent shall not be required to deposit such funds until the next day upon which banks in Columbus, Ohio are open for business.

     3.INVESTMENT AND MAINTENANCE OF ESCROW FUND.  Escrow Agent shall invest and reinvest the Escrow Funds in the Federated Treasury Obligations Fund (Cusip # 60934N872) until such time an authorized representative of the Secured Party shall instruct the Escrow Agent in writing, to have the Escrow Funds deposited in another Qualified Investment. During the term of this Agreement Escrow Agent shall provide Secured Party with written monthly statements containing the beginning balance of the Escrow Funds, as well as all principal and income transactions for the statement period.  Escrow Agent is authorized and directed to liquidate any and all investments in whole or in part making up the Escrow Funds as it deems necessary to make any and all payments or distributions required under this Agreement.  The investment earnings shall not become part of the Escrow Funds, but shall instead be paid by wire transfer directly to the Secured Party in arrears on the 2nd business day of each month during the term of this Agreement.  All amounts transferred to the Secured Party pursuant to this Section 3 shall be wired to the Secured Lender using the wiring instructions provided in writing to the Escrow Agent by the Secured Party. All investment losses shall be charged against the Escrow Funds. Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Funds. With respect to any Escrow Funds received by Escrow Agent after ten o’clock, a.m., Columbus, Ohio, time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which banks in Columbus, Ohio are open for business.  In the event that any or all of the Escrow Funds is of the type which cannot be invested, or Secured Party expressly request in writing that the Escrow Funds not be invested, Escrow Agent shall hold and maintain the Escrow Funds in the Escrow Account.

4."QUALIFIED INVESTMENTS", to the extent permitted by law, means: (i) direct general obligations of the United States of America; (ii) obligations the timely payment of the principal of and interest on which is fully and unconditionally guaranteed by the United States of America; (iii) general obligations of the agencies and instrumentalities of the United States of America; (iv) certificates of deposit, time deposits or demand deposits with any bank or savings institution, including the Escrow Agent or any affiliate thereof, provided that such certificates of deposit, time deposits or demand deposits, if not insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation, are fully secured by obligations described in clauses (i), (ii) , or (iii) above; or (v) repurchase agreements with any state or national bank or trust company, including the Escrow Agent or any affiliate thereof, that are secured by obligations of the type described in clauses (i), (ii) or (iii) above; provided that such collateral is free and clear of claims of third parties, that the Escrow Agent or a third party acting solely as agent for the Escrow Agent has possession of such collateral and a perfected first priority security interest in such collateral.

     5.LIABILITY OF ESCROW AGENT.  Escrow Agent shall not be liable for any action taken or omitted by it in good faith, including, but not limited to any loss to the Escrow Funds resulting from the investment(s) or any loss resulting from the liquidation of any investment(s) prior to such investment’s maturity date for the purpose of making required disbursements under this Agreement, except to the extent that a court of competent jurisdiction determines that Escrow Agent’s gross negligence or willful misconduct directly caused any loss to ExOne or Secured Party.  Escrow Agent may rely upon any notice, instruction, request or other instrument delivered by ExOne or Secured Party, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same.  Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein.  In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Credit Agreement, or to appear in, prosecute or defend any such legal action or proceeding.

Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court’s jurisdiction in the matter.  If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such Escrow Fund or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the Parties or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     6.RIGHTS AND DUTIES OF ESCROW AGENT.  This Agreement shall represent the entire understanding of the Parties, and Escrow Agent shall only be required to perform the duties expressly described herein, and no further duties shall be implied from this Agreement or any other written or oral agreement by and between Escrow Agent, ExOne and Secured Party made previous or subsequent to this Agreement, unless such written amendment to this Agreement is executed by all Parties hereto and makes specific reference to this Agreement.  Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Agreement.  Escrow Agent may rely upon any written instructions believed in good faith to be genuine when signed and presented by the requesting party and shall not have a duty to inquire or investigate the validity, truth and/or accuracy of any such written instruction.  Escrow Agent shall not be required to solicit funds from either ExOne or Secured Party in connection with this Agreement.  Escrow Agent shall be permitted to execute any and all powers under this Agreement directly or through its agents and/or attorneys, and shall be allowed to seek counsel from any professional regarding the construction or performance of this Agreement, or relating to any dispute involving any party hereto, which professionals shall be selected at the sole discretion of Escrow Agent. Escrow Agent shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such professionals.  ExOne shall promptly pay, upon demand, the reasonable fees and expenses of any such professionals.  Notwithstanding the foregoing, should Escrow Agent become uncertain as to its duties under this Agreement, it shall be permitted to (a) immediately suspend the performance of any obligations (including without limitation any disbursement obligations) under this Agreement until such uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until such duties are expressly defined in a joint writing by the Parties, and shall only be required to protect and keep the Escrow Funds in their current investment(s) until such time as a written agreement among the Parties is executed or a court of competent jurisdiction shall render an order directing further action, or (b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and reasonable attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.  Escrow Agent shall have no liability to ExOne, Secured Party, their respective shareholders or members, as applicable, or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent. Upon release and disbursement of the Escrow Funds as set forth in “Exhibit A” hereto, Escrow Agent shall be fully released from any and all further obligations, except for the provision of written notice to each of the other Parties, setting forth in such notice the date of release of the Escrow Funds, the party to whom the Escrow Funds were disbursed and the amount disbursed, such notification to be in the form of Escrow Agent’s final monthly statement.  Upon the release and disbursement of the Escrow Funds and the delivery of the above referenced notification, Escrow Agent shall be released from any and all duties and obligations with respect to this Agreement and each of the Parties hereto.

     7. TERM OF ESCROW AGREEMENT. The Agreement shall terminate on the termination or expiration of the Credit Agreement (the “Termination”), provided that any claims by Escrow Agent against Secured Party or ExOne shall survive the termination hereof.  Upon the Termination, the Escrow Agent will deliver all  Escrow Funds in the Escrow Account to the Secured Party.

     8.RESIGNATION AND SUCCESSION OF ESCROW AGENT.  Escrow Agent may resign and be discharged of all duties and obligations under this Agreement by providing thirty (30) days written notice of such resignation to both ExOne and Secured Party.  If no successor escrow agent shall have been named upon the expiration of the thirty (30) days notice period, Escrow Agent shall have no further obligations hereunder except to hold the Escrow Funds as a depository.  Upon written notification by Secured Party of the appointment of a successor escrow agent, Escrow Agent shall promptly deliver the Escrow Funds and all materials and instruments in its possession which relate to the Escrow Funds to such successor, and the duties of the resigning Escrow Agent shall terminate in all respects, and Escrow Agent shall be released and discharged from all further obligations set forth herein or otherwise created hereby.  Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to Escrow Agent, plus any costs and fees incurred by, or expected to be incurred by, Escrow Agent in connection with the formation, maintenance or termination of this Agreement.  Any merger, consolidation or the purchase of all or substantially all of Escrow Agent’s corporate assets resulting in a new corporate entity shall not be considered a successor for the purposes of this Agreement, and the Escrow Funds shall be transferred to such entity without written consent or further action under this Agreement.

     9.TERMINATION OF ESCROW AGENT.  Escrow Agent may be discharged from its duties under this Agreement upon thirty (30) days joint written notice from ExOne and Secured Party and upon the payment of any and all costs and fees due to Escrow Agent.  In such event, Escrow Agent shall be entitled to rely upon each Loan Request as to the disposition and delivery of the Escrow Funds.  Upon thirty (30) days after receipt of such written notice of termination, if no successor has been named, Escrow Agent shall immediately cease further action under this Agreement and shall have no further obligations hereunder except to hold the Escrow Funds as a depository and to deliver the same to a successor escrow agent upon written notification by ExOne and Secured Party of the appointment of a successor escrow agent or in accordance of a court order.

      10.The Escrow Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that the instructions or directions shall be signed by a person as may be designated and authorized to sign for the parties to the Escrow, by an authorized representative of the Corporations, and they shall provide to the Escrow Agent an incumbency certificate listing such designated persons, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing.  If Corporations elects to give the Escrow Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Escrow Agent in its discretion elects to act upon such instructions, the Escrow Agent’s understanding of such instructions shall be deemed controlling.  The Escrow Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Escrow Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The Corporations agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Escrow Agent, including without limitation the risk of the Escrow Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

      11.FEES. ExOne shall also agree to pay compensation for the services rendered by Escrow Agent under this Agreement. Compensation for services rendered by Escrow Agent shall be paid in accordance with the instructions set forth on “Exhibit B,” and ExOne agrees to pay or reimburse Escrow Agent for any and all costs and expenses, including reasonable attorney’s fees and expenses, incurred in connection with the preparation, execution, performance, delivery, modification or termination of this Agreement. Prior to any final distribution of the Escrow Funds, Escrow Agent shall be entitled to set-off and deduct from the Escrow Funds, any of its fees and expenses which are then due and owing.

      12.INDEMNIFICATION OF ESCROW AGENT.  From and at all times after the date of this Agreement, ExOne shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) from and against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation ExOne or Secured Party, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by ExOne.  The obligations of ExOne under this Section 11 shall survive any termination of this Agreement and the resignation or removal of Escrow Agent..

     13.REPRESENTATIONS and WARRANTIES.  Each of ExOne and Secured Party hereby makes the following representations and warranties to Escrow Agent, each as to itself, himself or herself:

(a)It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)This Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms.

(c)The execution, delivery, and performance of this Agreement will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization, bylaws, management agreement or other organizational document, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which it is a party or any of its property is subject.

(d)The applicable persons designated on the Incumbency for the ExOne and Secured Party hereto have been duly appointed to act as its representatives hereunder and have full power and authority to execute and deliver any written directions, to amend, modify or waive any provision of this Agreement and to take any and all other actions on behalf of ExOne and Secured Party under this Agreement, all without further consent or direction from, or notice to, it or any other party.

(e)No party other than the Parties has, or shall have, any lien, claim or security interest in the Escrow Funds or any portion thereof.  No financing statement under the Uniform Commercial Code (other than any financing statement in favor of the Secured Party) is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(f)All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of the Escrow Funds.

14.USA PATRIOT ACT.  None of Secured Party or ExOne is (or will be) a person with whom Escrow Agent is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America (including, those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons.  In addition, Secured Party and ExOne hereby agree to provide Escrow Agent with any additional information that Escrow Agent deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities. The following notification is provided to Secured Party and ExOne pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318 (“Patriot Act”):  IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product.  What this means for depositors:  When a depositor opens an account, if such depositor is an individual, a lender (including Escrow Agent) will ask for such depositor’s name, taxpayer identification number, residential address,  date of birth, and other information that will allow the lender to identify such depositor, and, if such depositor is not an individual, Escrow Agent will ask for such depositor’s name, taxpayer identification number, business address, and other information that will allow the lender to identify such depositor.  Escrow Agent may also ask, if such depositor is an individual, to see depositor’s driver’s license or other identifying documents, and, if such depositor is not an individual, to see such depositor’s legal organizational documents or other identifying documents.  In the event Secured Party or ExOne violates any of the provisions of the USA Patriot Act and the regulations thereunder, such event shall constitute a default hereunder and shall entitle Escrow Agent to exercise all of its rights and remedies at law or in equity, including but not limited to terminating this Agreement.

     15.ILLEGAL ACTIVITIES.  Escrow Agent shall have the right in its sole discretion to not accept appointment as escrow agent and reject any funds and collateral from ExOne or Secured Party in the event that Escrow Agent has reasonable belief to believe that such funds or collateral violate applicable banking practices or applicable laws or regulations, including but not limited to the Patriot Act.  In the event of suspicious or illegal activity and pursuant to all applicable laws, regulations and practices, each of the other Parties to this Agreement will assist Escrow Agent and comply with any reviews, investigations and examinations directed against the Escrow Funds.

    16. NOTICES.  All communications, notices and instructions required herein shall be in writing and shall be deemed to have been duly given if delivered by (a) hand or first class, registered or certified mail, return receipt requested, postage prepaid, (b) facsimile or electronic transmission if followed by letter and affirmative confirmation of receipt is received (such facsimile or electronically transmitted notice to be effective on the date such affirmative confirmation of receipt is received), or (c) overnight courier (such notice to be effective the following business day if instructions to deliver such notice on the next business day are given) and addressed as follows:

If to Escrow Agent:	The Huntington National Bank 310 Grant Street, 4th Floor Pittsburgh, PA 15219 Attention: John C. Hoffman Email: John.C.Hoffmann@huntington.com Facsimile: (877) 259-7291 Telephone: (412) 227-4839

If to Secured Party:LBM Holdings LLC

960 Penn Avenue, Suite 400

Pittsburgh, PA  15222-1300

Attn:  Mark V. Deluzio, Senior Investment Advisor

If to ExOne: The ExOne Company

127 Industry Boulevard

North Huntington, PA 15642

Attn: Loretta Benec, General Counsel and Corporate Secretary

In the event Escrow Agent shall receive such written instructions and shall determine pursuant to its sole discretion that verification of such instructions shall be required, then Escrow Agent shall be permitted to seek confirmation of such instructions by way of telephone contact to the author of such written instructions.  Verification of the instructions by the purported author of the instructions called at the telephone number placed on the instructions shall serve to verify such instructions.

     17.ASSIGNMENT.  This Agreement shall not be assignable absent written consent of the Parties.  Any assignment absent written consent shall be deemed void ab initio, except that the merger or acquisition of all or substantially all the assets of any of the Parties shall not require written consent, but shall require written notice to each of the Parties.  Notwithstanding the foregoing, all covenants contained in this Agreement by or on behalf of the Parties shall bind and inure to the benefit of such Parties and their respective heirs, administrators, legal representatives, successors and assigns.

     18.MODIFICATION OF AGREEMENT.  This Agreement (including the Exhibits hereto) shall constitute the complete and entire understanding of the Parties, and shall supersede any and all prior agreements between or among them.  The provisions of this Agreement shall not be waived, modified, amended, altered or supplemented, in whole or in part, except by a writing signed by all the Parties, which makes specific reference to this Agreement.

     19.CHOICE OF LAW; WAIVER OF JURY TRIAL; JURISDICTION.  This Agreement shall be governed BY and construed AND INTERPRETED in accordance with the laws of the COMMONWEALTH of PENNSYLVANIA, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.  each party acknowledges and agrees that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement or the transactions contemplated hereby.  IT IS THE INTENTION OF THE PARTIES THAT THE SITUS OF THE ESCROW ACCOUNT SHALL BE ADMINISTERED IN OHIO.

Each party irrevocably submits to the jurisdiction of (a) the state courts located in the Commonwealth of Pennsylvania and (b) the United States District Courts located in the Commonwealth of Pennsylvania, for the purposes of any action arising out of this Agreement or any transaction contemplated hereby.  Each party agrees to commence any such Action either in a United States District Court located in the Commonwealth of Pennsylvania, or if such action may not be brought in such court for jurisdictional reasons, in a state court located in the Commonwealth of Pennsylvania.  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 15 shall be effective service of process for any action in the Commonwealth of Pennsylvania with respect to any matters to which it has submitted to jurisdiction in this Section 18.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any action arising out of this Agreement or the transactions contemplated hereby in (i) a state court located in the Commonwealth of Pennsylvania, or (ii) a United States District Court located in the Commonwealth of Pennsylvania, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum.

     20.FORCE MAJEURE.  No party to this Agreement shall be liable to any other party for losses arising out of, or the inability to perform its obligations under the terms of this Agreement, due to acts of God, which shall include, but shall not be limited to, fire, floods, strikes, mechanical failure, war, riot, nuclear accident, earthquake, terrorist attack, computer piracy, cyber-terrorism, fire, epidemics, delays of common carriers or other acts beyond the control of the Parties; it being understood that Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

     21. USE OF THE HUNTINGTON NATIONAL BANK NAME.  No party to this Agreement shall, without the prior written consent of Escrow Agent, publish or print or cause to be published or printed any printed or other material in any language, including prospectuses, notices, reports, internet web sites and promotional material, which mentions “The Huntington National Bank” by name or logo or the rights, powers, or duties of Escrow Agent under this Agreement.  Notwithstanding the foregoing, ExOne shall be permitted to use the name of the Escrow Agent for purposes of all reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by ExOne with the Securities and Exchange Commission.

     22.EXECUTION.  This Agreement may be executed in several counterparts, including by electronic delivery, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.  The effective date of this Agreement shall be the date it is executed by the last party to do so.

     23.DISPUTE RESOLUTION.  In the event of a dispute under this Agreement, at Escrow Agent’s sole option, Escrow Agent may take either of the following actions:

(a)Filing an interpleader or other action with a court of competent jurisdiction;

(b)Upon notice by Escrow Agent to ExOne and Secured Party, all and any dispute and claim relating to any provision hereof or relating to or arising out of this Agreement shall be settled by arbitration, in accordance with the United States Arbitration Act (9 USC § 1 et seq.) and the commercial arbitration rules of the American Arbitration Association.  Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof.  The arbitration shall take place at a time noticed by the American Arbitration Association regardless of whether one of the Parties fails or refuses to participate.

    24.SEVERABILITY.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability (i) of the offending term or provision in any other situation or in any other jurisdiction or (ii) of any other term or provision of this Agreement.

     25.Dealings.  Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of ExOne or Secured Party and become peculiarly interested in any transaction in which ExOne or Secured Party may be interested, and contract and lend money to ExOne or Secured Party and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement.  Nothing herein shall preclude Escrow Agent from acting in any other capacity for ExOne or Secured Party or for any other entity.

26.SECURITY PROCEDURES. In the event any fund release, disbursement, or transfer instructions are given (other than in writing at the time of execution of this Agreement or any related or underlying agreement), whether in writing, by telecopier, electronic transmission, or otherwise, Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on “Exhibit D” hereto, and Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by Escrow Agent.

   27.ESCHEAT. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state.  Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Funds and any proceeds thereof escheat by operation of law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE HUNTINGTON NATIONAL BANK, as Escrow Agent

By: _/s/ John C. Hoffman________________

Its:  Vice President

Date: March 12, 2018

LBM HOLDINGS LLC,
a Pennsylvania limited liability company

By: _/s/ Mark V. Deluzio________________

Its:   Authorized Representative

Date: March 12, 2018

THE EXONE COMPANY,

a Delaware corporation

By: _/s/ Brian W. Smith________________

Its:  Chief Financial Officer and Treasurer

Date: March 12, 2018

Exhibit A

LOAN REQUEST

TO:	The Huntington National Bank 310 Grant Street, 4th Floor Pittsburgh, PA 15219 Attention: John C. Hoffman Email: John.C.Hoffmann@huntington.com Facsimile: (877) 259-7291 Telephone: (412) 227-4839
FROM:	THE EXONE COMPANY, a Delaware corporation (the “Borrower”).
RE:

Credit Agreement (as it may be amended, restated, amended and restated, modified or supplemented, the “Credit Agreement”), dated as of March 12, 2018, by and among the Borrower, the Guarantors (as defined therein) party thereto, and LBM Holdings LLC, a Pennsylvania limited liability company (the “Lender”).

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

1.

Pursuant to Section 2.4 of the Credit Agreement and Section 2 of the Escrow Agreement, the undersigned Borrower irrevocably requests a new Loan.  Such Loan shall bear interest as provided under Section 2.7 of the Credit Agreement.

2.	Such Loan is in the principal amount of U.S. $_____________
3.	The proposed Borrowing Date of such Loan is _______________.
4.	The intended use of the proceeds of such Loan is __________________________.
5.

As of the date hereof and the date of making the above-requested Loan (and after giving effect thereto:  all of the representations and warranties contained in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true and correct in all respects), except for representations and warranties made as of a specified date (which were true and correct as of such date in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true and correct in all respects)); no Event of Default or Potential Default has occurred and is continuing or exists; the making of such Loan shall not contravene any Law applicable to the Borrower, any other Loan Party, any Subsidiary of the Borrower or of any other Loan Party or any other Guarantor, or any Lender.

4.	Each of the undersigned hereby irrevocably requests:
Funds to be wired per the following wire instructions: U.S. $_________________ Amount of Wire Transfer Bank Name: ABA Number: Account Number: Account Name: Reference:

Exhibit B

Fee Schedule

These fees are based upon our current understanding of our duties under of the above-referenced agreement. The Huntington National Bank reserves the rights to adjust its fees should its duties change under the agreement.

ACCEPTANCE FEE: None

ADVANCE ANNUAL ADMINISTRATION FEE$10,000

TRANSACTION FEES:

Wire Fee:None

Check Disbursement:None

LEGAL FEES: If any, at cost

INVESTMENT:     An additional $500.00 fee will be added to the Annual Administration Fee of any account not using one of the investment vehicles used by The Huntington National Bank for its short-term investments.

       The Acceptance Fee and the Advance Annual Administration Fee are payable upon execution of the escrow documents.  In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys’ fees remain due and payable, and if paid, will not be refunded.  Annual fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination. All other fees, if any, will be billed to the client in arrears.